Exhibit 10.11

EXECUTION VERSION

THIRD AMENDMENT AGREEMENT

TO

Re:	Amended and Restated Letter of Credit Agreement
Dated as of June 24, 2011
of UTi Worldwide Inc.

December 5, 2013

To The Royal Bank of Scotland plc

in its capacity as Issuing Bank

This Third Amendment Agreement to the Amended and Restated Letter of Credit Agreement (this “Third Amendment”) is dated as of December 5, 2013 and is entered into by and among UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the “Company”), each of the Subsidiary Guarantors party hereto and The Royal Bank of Scotland plc, as assignee of The Royal Bank of Scotland N.V. (pursuant to an assignment effective as of June 10, 2013, by and among The Royal Bank of Scotland N.V., as assignor, and The Royal Bank of Scotland plc, as assignee) in its capacity as Issuing Bank (the “Issuing Bank”) and is made with reference to that certain Amended and Restated Letter of Credit Agreement, dated as of June 24, 2011, by and among the Company, each of the Subsidiary Guarantors party thereto and the Issuing Bank (as amended pursuant to that certain First Amendment dated as of June 5, 2013 and that certain Second Amendment dated as of September 5, 2013, the “Existing Amended and Restated Letter of Credit Agreement”). The Existing Amended and Restated Letter of Credit Agreement, as amended by this Third Amendment, is referred to as the “Amended and Restated Letter of Credit Agreement.”

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Existing Amended and Restated Letter of Credit Agreement as hereinafter provided.

Upon the Issuing Bank’s acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this Third Amendment shall constitute a contract between the Company, the Subsidiary Guarantors and the Issuing Bank, amending the Existing Amended and Restated Letter of Credit Agreement, but only in the respects hereinafter set forth and only after the conditions set forth in Section 2 have been satisfied:

UTi Worldwide Inc.	Third Amendment Agreement

SECTION 1. AMENDMENTS TO EXISTING AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT.

Section 1.1. The introductory paragraph to Section 7.1(k) of the Existing Amended and Restated Letter of Credit Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

(k) Monthly Statements – promptly after the same are available and in any event within 30 days after each calendar month end through the Compliance Date and thereafter so long as the Company is required to deliver such statements to any other creditor of the Company or any Subsidiary, internally prepared on a non-GAAP basis:

Section 1.2. Section 7.1(k) of the Existing Amended and Restated Letter of Credit Agreement is hereby amended effective as of the date hereof by deleting the word “and” from paragraph (iii), replacing the “,” at the end of paragraph (iv) with “; and” and inserting the following paragraph (v) to read as follows:

(v) a certificate of a Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.3.

Section 1.3. Section 10.3 of the Existing Amended and Restated Letter of Credit Agreement is hereby amended effective as of August 1, 2013, to read in its entirety as follows:

Consolidated Total Debt Coverage. Except as otherwise set forth in the next succeeding sentence, the Company will ensure that the ratio of Consolidated Total Debt at any time to Consolidated EBITDA for the Measurement Period then or most recently ended, is not greater than 3.00 to 1.00. Notwithstanding the foregoing, (i) for the period from and including August 1, 2013 through and including January 30, 2014, the covenant set forth in the preceding sentence shall not be operative other than on October 31, 2013, on which date the Company will ensure that the ratio of Consolidated Total Debt to Consolidated EBITDA for the Measurement Period then ended, is not greater than 3.50 to 1.00 and (ii) for the period from and including January 31, 2014 through and including July 30, 2014 the Company will ensure that the ratio of Consolidated Total Debt at any time to Consolidated EBITDA for the Measurement Period then or most recently ended, is not greater than 3.25 to 1.00.

UTi Worldwide Inc.	Third Amendment Agreement

Section 1.4. Section 10.12 of the Existing Amended and Restated Letter of Credit Agreement shall be and is hereby amended effective as of October 31, 2013, to read in its entirety as follows:

Minimum Debt Service Ratio. The Company will not permit the Debt Service Ratio to be, as of the end of any Measurement Period, (a) less than 2.25 to 1.00 for the Measurement Period ended October 31, 2013, and (b) less than 2.50 to 1.00 thereafter.

Section 1.5. Section 10 of the Existing Amended and Restated Letter of Credit Agreement shall be and is hereby amended effective as of the date hereof to add the following new Section 10.16:

Section 10.16. Committed Credit Facility. The Company shall at all times maintain committed line of credit facilities or revolving credit facilities (exclusive of facilities under which South African Subsidiaries can borrow) in an aggregate amount equal to or greater than U.S.$100,000,000 (or its equivalent in other currencies) with not less than 90 days remaining until the termination of such facilities.

SECTION 2. CONDITIONS PRECEDENT.

This Third Amendment shall not become effective until, and shall become effective on, the business day when each of the following conditions shall have been satisfied:

(a) The Issuing Bank shall have received this Third Amendment, duly executed by each Obligor.

(b) The Issuing Bank shall have consented to this Third Amendment as evidenced by its execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Third Amendment.

(d) Any consents or approvals from any holder or holders of any outstanding security of any Obligor or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Issuing Bank and its special counsel.

(e) The Issuing Bank shall have received a non-refundable amendment fee of $50,000.00 which shall be fully earned when paid.

UTi Worldwide Inc.	Third Amendment Agreement

(f) The Obligors shall have paid the fees and disbursements of the Issuing Bank’s special counsel, Milbank, Tweed, Hadley & McCloy, LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment and the transactions contemplated hereby, which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Third Amendment.

(g) All corporate and other proceedings in connection with the transactions contemplated by this Third Amendment, including, without limitation, resolutions authorizing the amendments contemplated by this Third Amendment certified by the Company, and all documents and instruments incident to such transactions shall be satisfactory to the Issuing Bank and its special counsel, and the Issuing Bank and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Issuing Bank or its special counsel may reasonably request.

(h) On or prior to December 9, 2013, the Issuing Bank shall have received a fully executed copy of the letter dated on or about 5 December 2013 from Commerzbank Aktiengesellschaft to the Company which amends the Agreement relating to the Credit Facility dated 25 January 2013, in a form which is satisfactory in form and substance to the Issuing Bank (the “Amendment to German Facility”).

(i) The Issuing Bank shall have received a fully executed copy of the Third Amendment to the Amended and Restated Letter of Credit and Cash Draw Agreement dated as of December 5, 2013 between Nedbank Limited, acting through its London Branch, and the Company which amends the Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Issuing Bank (the “Amendment to Nedbank LC Agreement”).

(j) The Issuing Bank shall have received a fully executed copy of the Third Amendment Agreement to the Note Purchase Agreement dated December 5, 2013 between the Company, each of the Subsidiary Guarantors party thereto and the holders named therein which amends the Note Purchase Agreement, dated as of January 25, 2013, in a form which is satisfactory in form and substance to the Issuing Bank (the “Amendment to 2013 Note Purchase Agreement”).

(k) The Issuing Bank shall have received a fully executed copy of the Amendment No. 3 to Credit Agreement dated December 5, 2013 between Bank of the West and the Company which amends the Credit Agreement dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Issuing Bank (the “Amendment to Bank of the West Facility”).

UTi Worldwide Inc.	Third Amendment Agreement

SECTION 3. REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Third Amendment:

(a) Each Obligor is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) This Third Amendment and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Third Amendment has been duly executed and delivered by each Obligor and constitutes legal, valid and binding obligations of each Obligor enforceable in accordance with its terms.

(c) Each Obligor represents and warrants that there are no Defaults or Events of Default under the Existing Amended and Restated Letter of Credit Agreement immediately before giving effect to this Third Amendment nor under the Amended and Restated Letter of Credit Agreement, immediately after giving effect to this Third Amendment.

(d) The execution, delivery and performance of this Third Amendment by each Obligor does not and will not result in a violation of or default under (A) the articles of association or bylaws of any Obligor, (B) any material agreement to which any Obligor is a party or by which it is bound or to which any Obligor or any of their properties is subject, (C) any material order, writ, injunction or decree binding on any Obligor, or (D) any statute, regulation, rule or other law applicable to any Obligor in any material respect.

(e) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Third Amendment and all of which the Company agrees to timely file) is required in connection with the execution and delivery of this Third Amendment or the consummation of the transactions contemplated thereby.

(f) No Obligor has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof in connection with the Amendment to German Facility, the Amendment to Nedbank LC Agreement, the Amendment to 2013 Note Purchase Agreement and the Amendment to Bank of the West Facility, other than the fees set forth in such amendments and the payment of legal fees of counsel to the lenders and agents under such amendments.

(g) Each Subsidiary of the Company which is a borrower or guarantor under the Global Credit Facilities as of the date hereof is a Subsidiary Guarantor hereunder.

UTi Worldwide Inc.	Third Amendment Agreement

SECTION 4. MISCELLANEOUS.

Section 4.1. Except as amended herein, all terms and provisions of the Existing Amended and Restated Letter of Credit Agreement and the Subsidiary Guarantee Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 4.2. Any and all notices, requests, certificates and other instruments may refer to the “Amended and Restated Letter of Credit Agreement” without making specific reference to the Third Amendment, but nevertheless all such references shall be deemed to include the Third Amendment unless the context shall otherwise require.

Section 4.3. This Third Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

Section 4.4. This Third Amendment shall be governed by and construed in accordance with New York law excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 4.5. The capitalized terms used in this Third Amendment shall have the respective meanings specified in the Amended and Restated Letter of Credit Agreement unless otherwise herein defined, or the context hereof shall otherwise require.

The execution hereof by the Issuing Bank shall constitute a contract among the Obligors and the Issuing Bank for the uses and purposes hereinabove set forth. This Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

UTi WORLDWIDE INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

[Signature Page to Third Amendment]

UTi Worldwide Inc.	Third Amendment Agreement

UTI (AUST) PTY LIMITED
UTI BELGIUM N.V.
UTI LOGISTICS N.V.
UTI NETWORKS LIMITED
UTI, CANADA, INC.
UTI CANADA CONTRACT LOGISTICS INC.
UTI DEUTSCHLAND GMBH
UTI (HK) LIMITED
UTI GLOBAL SERVICES B.V.
UTI NEDERLAND B.V.
UTI TECHNOLOGY SERVICES PTE. LTD.
UTI WORLDWIDE (SINGAPORE) PTE LTD
SERVICIOS LOGISTICOS INTEGRADOS SLI SA
UTI IBERIA S.A.
UTI WORLDWIDE (UK) LIMITED
UTI INVENTORY MANAGEMENT SOLUTIONS INC.
CONCENTREK, INC.
INTRANSIT, INC.
MARKET TRANSPORT, LTD.
SAMMONS TRANSPORTATION, INC.
UTI, UNITED STATES, INC.
UTI INTEGRATED LOGISTICS, LLC
KABUSHIKI KAISHA UTI

By	/s/ Lance D’Amico
Authorized Signatory

GODDARD COMPANY LIMITED
PYRAMID FREIGHT (PROPRIETARY) LIMITED
UTI INTERNATIONAL INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

[Signature Page to Third Amendment]

UTi Worldwide Inc.	Third Amendment Agreement

This foregoing Third Amendment is hereby accepted and agreed to as of the date aforesaid.

THE ROYAL BANK OF SCOTLAND PLC,
as Issuing Bank

By	/s/ L. Peter Yetman
Director

[Signature Page to Third Amendment]